As filed with the Securities and Exchange Commission on August 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0987903
(State of Incorporation)	(I.R.S. Employer Identification No.)

Telik, Inc.

3165 Porter Drive

Palo Alto, CA 94304

(650) 244-9303

(Address of principal executive offices)

2000 Employee Stock Purchase Plan

2000 Equity Incentive Plan

(Full title of the plans)

Michael M. Wick, M.D., Ph.D.

Chief Executive Officer and Director

Telik, Inc.

3165 Porter Drive, Palo Alto, CA 94304

(650) 244-9303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Gordon K. Ho, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,500,000 shares(2)	$0.87(4)	$3,915,000	$218.46
Common Stock, par value $0.01 per share	450,000 shares(3)	$0.87(4)	$391,500	$21.85
Total	4,950,000	N/A	$4,306,500	$240.30

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents shares of Common Stock reserved for future issuance under the registrant’s 2000 Equity Incentive Plan.
(3)	Represents shares of Common Stock reserved for future issuance under the registrant’s 2000 Employee Stock Purchase Plan.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on July 31, 2009.

PART II

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,500,000 and 450,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, respectively.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 relating to the registrant’s 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan previously filed with the Securities and Exchange Commission on August 30, 2000, March 30, 2001, August 27, 2004, and June 28, 2006 respectively, (File Nos. 333-44826, 333-58020, 333-118614 and 333-135396) are incorporated herein by reference and made a part hereof.

ITEM 8.	EXHIBITS

Exhibit Number
4.1	Specimen Common Stock Certificate. (1)

4.2	Rights Agreement dated November 2, 2001, by and between Telik and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.4	Agreement, by and among Telik, Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry, dated May 18, 2006. (3)

4.5	Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated May 18, 2006. (4)

4.6	Second Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated December 11, 2006. (5)

4.7	Amended and Restated Standstill Agreement between Telik and Eastbourne Capital Management, L.L.C. and certain related persons and entities, dated December 11, 2006. (5)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2000 Equity Incentive Plan and related documents. (6) +

99.2	2000 Employee Stock Purchase Plan and Offering. (6) +

+	Management contract or compensatory arrangement.
(1)	Incorporated by reference to an exhibit to our Registration Statement on Form S-1, filed on April 3, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated November 2, 2001, as filed on November 5, 2001.
(3)	Incorporated by reference to exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(4)	Incorporated by reference to Exhibit A to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(5)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated December 11, 2006, as filed on December 12, 2006.
(6)	Incorporated by reference to exhibits to our Registration Statement on Form S-8, as filed on August 30, 2000 (File No. 333-44826).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 6, 2009.

TELIK, INC.

By:	/s/ Michael M. Wick
Michael M. Wick, M.D., Ph.D
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL M. WICK, M.D., PH.D. and CYNTHIA M. BUTITTA, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL M. WICK Michael M. Wick, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2009

/S/ CYNTHIA M. BUTITTA Cynthia M. Butitta	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2009

/S/ EDWARD W. CANTRALL Edward W. Cantrall, Ph.D.	Director	August 5, 2009

/S/ STEVEN R. GOLDRING Steven R. Goldring, M.D.	Director	August 5, 2009

/S/ RICHARD B. NEWMAN Richard B. Newman	Director	August 5, 2009

/S/ HERWIG VON MORZE Herwig von Morze, Ph.D.	Director	August 5, 2009

EXHIBITS

Exhibit Number
4.1	Specimen Common Stock Certificate. (1)

4.2	Rights Agreement dated November 2, 2001, by and between Telik and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

4.4	Agreement, by and among Telik, Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry, dated May 18, 2006. (3)

4.5	Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated May 18, 2006. (4)

4.6	Second Amendment to Rights Agreement between Telik and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., dated December 11, 2006. (5)

4.7	Amended and Restated Standstill Agreement between Telik and Eastbourne Capital Management, L.L.C. and certain related persons and entities, dated December 11, 2006. (5)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on the signature page hereto).

99.1	2000 Equity Incentive Plan and related documents. (6) +

99.2	2000 Employee Stock Purchase Plan and Offering. (6) +

+	Management contract or compensatory arrangement.
(1)	Incorporated by reference to an exhibit to our Registration Statement on Form S-1, filed on April 3, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated November 2, 2001, as filed on November 5, 2001.
(3)	Incorporated by reference to exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(4)	Incorporated by reference to Exhibit A to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed on August 3, 2006.
(5)	Incorporated by reference to exhibits to our Current Report on Form 8-K dated December 11, 2006, as filed on December 12, 2006.
(6)	Incorporated by reference to exhibits to our Registration Statement on Form S-8, as filed on August 30, 2000 (File No. 333-44826).